UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021 (August 30, 2021)

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22193 (Commission File Number)	33-0743196 (I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA                           92614

(Address of principal executive offices)                                                 (Zip Code)

Registrant’s telephone number, including area code: (949) 864-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PPBI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Pacific Premier Bancorp, Inc., or the Company, and its wholly-owned bank subsidiary, Pacific Premier Bank, or the Bank, entered into amended and restated employment agreements effective as of August 30, 2021 with Mr. Steve Gardner, Chairman, President and Chief Executive Officer of the Company and Chairman, Chief Executive Officer of the Bank, and Mr. Ronald Nicolas, Jr., Senior Executive Vice President and Chief Financial Officer of the Company and the Bank. The Bank entered into amended and restated employment agreements effective as of August 30, 2021 with Mr. Edward Wilcox, President and Chief Operating Officer of the Bank, Mr. Michael Karr, Senior Executive Vice President and Chief Risk Officer of the Bank, and Mr. Thomas Rice, Senior Executive Vice President and Chief Innovation Officer of the Bank. Messrs. Gardner, Nicolas, Wilcox, Karr and Rice are the Company’s “named executive officers” and are referred to in this Current Report on Form 8-K collectively as the Executives. The amended and restated employment agreements described above are referred to as the New Employment Agreements.

The primary purposes of the New Employment Agreements are to standardize employment agreements across the Company and the Bank, and to better align the terms of the New Employment Agreements with terms provided to similarly situated executives of peers in the market. Capitalized terms used below but not defined have the meanings set forth in each Executive’s New Employment Agreement.

Set forth below is a summary of the terms of the New Employment Agreements. This summary is qualified in its entirety by the terms of the New Employment Agreements, which are attached as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Term. Each of the New Employment Agreements has a specified term - three (3) years for Mr. Gardner, two (2) years for Mr. Nicolas and Mr. Wilcox, and one (1) year for Mr. Karr and Mr. Rice. The term of each New Employment Agreement automatically extends for an additional one-year period upon each anniversary of the effective date, unless at least 90 days prior to the relevant anniversary date, the Executive, on the one hand, or the Company or the Bank (as applicable), on the other hand, gives written notice to the other party of their election not to extend the term. If such notice is given by either party, then the Executive’s New Employment Agreement will terminate at the conclusion of its remaining term. If there is a Change in Control during the term, then the term will be automatically extended so that the term does not expire prior to the second anniversary of the Change in Control. If the term of a New Employment Agreement with Mr. Gardner, Mr. Nicolas, or Mr. Wilcox expires and there is a Change in Control within 90 days following such expiration, the term will be considered to have been extended such that the term does not expire prior to the second anniversary of the Change in Control.

Compensation. The New Employment Agreements specify a minimum base salary for each Executive, which may not be reduced without the Executive’s consent:

Mr. Gardner	$950,000
Mr. Nicolas	$525,000
Mr. Wilcox	$555,000
Mr. Karr	$400,000
Mr. Rice	$400,000

Each Executive is eligible for a performance bonus in accordance with the applicable executive compensation plan, as amended from time to time. In addition, under the New Employment Agreements, Mr. Gardner, Mr. Nicolas, and Mr. Wilcox are entitled to an automobile or an automobile allowance, and Mr. Rice and Mr. Karr are entitled to an automobile allowance.

Severance. In the event that an Executive’s employment is terminated (a) by the Company or the Bank (as applicable) for other than Cause, or (b) by the Executive for Good Reason, and in each case such termination occurs within two (2) years following a Change in Control, or, for Mr. Gardner, Mr. Nicolas, or Mr. Wilcox, such termination occurs within six (6) months prior to a Change in Control, then the Executive will be entitled to receive severance equal to the product of: (x) the sum of his base salary plus the greater of his target incentive bonus for the year of termination or the highest annual incentive bonus paid during the prior three years, (y) multiplied by three (3) for Mr. Gardner, Mr. Nicolas, and Mr. Wilcox, or two (2) for Mr. Karr and Mr. Rice, less taxes and other required withholding.

In the event that an Executive’s employment is terminated (a) by the Company or the Bank (as applicable) for other than Cause, or (b) in the case of Mr. Gardner, Mr. Nicolas, and Mr. Wilcox, by the Executive for Good Reason, and such termination does not occur during the applicable period prior to or following a Change in Control as described above, then the Executive will be entitled to receive severance equal to the product of: (x) the sum of his base salary plus his target incentive bonus for the year of termination, (y) multiplied by three (3) for Mr. Gardner, two (2) for Mr. Nicolas, and Mr. Wilcox, or one (1) for Mr. Karr and Mr. Rice, less taxes and other required withholding.

In the event an Executive is entitled to severance under either of the foregoing scenarios, the severance will be paid 50% on the sixtieth (60th) day following termination, and the remaining 50% will be paid in twelve (12) equal monthly installments. A general release is required to receive severance under the New Employment Agreements.

In each case, the Executive also will be entitled, for a period ending at the earlier of (i) a period of years equal to the applicable severance multiple or (ii) the date of his full-time employment by another employer, to participate in COBRA at active employee rates (or, to the extent such period extends beyond eighteen (18) months, a cash payment equal to the employer portion of the health insurance premiums for the remaining portion of the period).

In the event of any other termination of an Executive’s employment, including termination by the Company or the Bank (as applicable) for Cause, the Executive will have no right to compensation or other benefits for any period after the applicable date of termination other than for base salary accrued through the date of termination.

Parachute Payments. The New Employment Agreements provide that, if any payments and benefits to an Executive would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments and benefits will be reduced by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company or the Bank (as applicable) to the Executive being non-deductible to the Company and the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code, except in the event that the payments and benefits, net of all taxes (including the excise tax), is greater than the reduced amount.

Restrictive Covenants. Each of the New Employment Agreements contains certain restrictive covenants, including restrictive covenants related to the use of the Company’s and the Bank’s Confidential and Proprietary Information and misappropriating the Company’s and the Bank’s trade secrets. In addition, the New Employment Agreements for Mr. Gardner, Mr. Nicolas, and Mr. Wilcox, include a one-year limited non-competition provision related to certain activities outside of the State of California.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

10.1	Employment Agreement, effective as of August 30, 2021, by and among Pacific Premier Bancorp, Inc., Pacific Premier Bank and Steven R. Gardner
10.2	Employment Agreement, effective as of August 30, 2021, by and among Pacific Premier Bancorp, Inc., Pacific Premier Bank and Ronald J. Nicolas, Jr.
10.3	Employment Agreement, effective as of August 30, 2021, by and between Pacific Premier Bank and Edward E. Wilcox
10.4	Employment Agreement, effective as of August 30, 2021, by and between Pacific Premier Bank and Michael S. Karr
10.5	Employment Agreement, effective as of August 30, 2021, by and between Pacific Premier Bank and Thomas E. Rice
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated: September 3, 2021	By:	/s/ Steven R. Gardner
Steven R. Gardner
Chairman, President and Chief Executive Officer